As filed with the Securities and Exchange Commission on June 28, 2002
                                                      Registration No. 333-81702
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                               E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     94-2844166
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                               4500 Bohannon Drive
                          Menlo Park, California 94025
               (Address of principal executive offices) (Zip Code)

                                ---------------

                E*TRADE GROUP, INC. ASSOCIATE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                ---------------

                              Christos M. Cotsakos
                Chairman of the Board and Chief Executive Officer
                               E*TRADE GROUP, INC.
                               4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                          Copies of Communications to:
                                Russell S. Elmer
                  Chief Legal Affairs & Human Resources Officer
                               E*TRADE GROUP, INC.
                               4500 Bohannon Drive
                          Menlo Park, California 94025

                                ---------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section8(c) of the Securities Act of 1933.

--------------------------------------------------------------------------------

                                 DE-REGISTRATION

On January 23, 2002, the Board of Directors (the "Board") of E*TRADE Group, Inc. (the "Registrant") approved an increase of 402,361 shares of common stock to the authorized share reserve of the E*TRADE Group, Inc. Associate Stock Purchase Plan (the "Plan"), subject to shareholder approval at the Registrant's 2002 Annual Meeting. On January 30, 2002, all 402,361 shares of common stock were registered with the Securities and Exchange Commission on a Form S-8. On January 30, 2002, the Registrant, on behalf of the Plan participants, made a final purchase of shares under the Plan, and the Plan was immediately terminated in accordance with the actions taken by the Board on January 23, 2002. Of the 402,361-share increase, 23,850 authorized shares remained in the Plan's share reserve after the final purchase. Accordingly, Registrant is hereby de-registering 23,850 of the previously registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 28th day of June, 2002.

                                        E*TRADE GROUP, INC.


                                        By: /s/ Leonard C. Purkis
                                            -----------------------------------
                                            Leonard C. Purkis
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                             Date
---------                    -----                             ----


*
-------------------------    Chairman of the Board and         June 28, 2002
Christos M. Cotsakos         Chief Executive Officer
                             (Principal Executive Officer)

/s/ Leonard C. Purkis
-------------------------    Chief Financial Officer           June 28, 2002
Leonard C. Purkis            (Principal Financial and
                             Accounting Officer)

*
-------------------------
William A. Porter            Chairman Emeritus                 June 28, 2002

*
-------------------------
Peter Chernin                Director                          June 28, 2002


-------------------------
Ronald D. Fisher             Director

*
-------------------------
William E. Ford              Director                          June 28, 2002

*
-------------------------
David C. Hayden              Director                          June 28, 2002


-------------------------
George Hayter                Director

*
-------------------------
Lewis E. Randall             Director                          June 28, 2002

*
-------------------------
Lester C. Thurow             Director                          June 28, 2002


* By: /s/ Leonard C. Purkis                                    June 28, 2002
--------------------------------
          Leonard C. Purkis
          Attorney-In-Fact